SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2012

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 20, 2012, Community Bank Shares of Indiana, Inc. issued a press release reporting the results of operations for the three months ended March 31, 2012 and third quarter dividend. A copy of the press release is attached as Exhibit 99.1 to this 8-K.

ITEM 5.03. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 15, 2012, at its Annual Meeting of Stockholders (“Annual Meeting”), Community Bank Shares of Indiana, Inc. (“CBIN”) provided its stockholders the opportunity to vote, on a non-binding, advisory basis, on the frequency of future, non-binding, advisory votes concerning the compensation of its Named Executive Officers, as described in CBIN’s annual proxy statement (“Say-on-Pay Votes”). The CBIN board of directors (the “Board”) had recommended that stockholders vote in favor of holding Say-on-Pay Votes on an annual basis. At the Annual Meeting, 96.2% of the votes cast with respect to the Say-on-Pay Vote were in favor of holding such votes on an annual basis. Given that stockholders voted overwhelmingly in favor of the Board’s recommendation, the Board, at its regular meeting held on July 17, 2012, voted in favor of submitting a Say-on-Pay vote to its stockholders at its next Annual Meeting to be held in 2013, while reserving the right to conduct future Say-on-Pay votes on a less frequent basis, based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

EXHIBIT NO.

99.1 Community Bank Shares of Indiana, Inc. Press Release dated July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date:	July 20, 2012	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer